UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27001 Agoura Road, Suite 325
Calabasas Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

THQ Inc. (the “Registrant”) has entered into the following agreements:

(1)           Amendment to Revolving Credit Agreement

On November 29, 2004, the Registrant and Union Bank of California, N.A., entered into the Fifth Amendment to the Amended and Restated Revolving Credit Agreement (as amended, the “Credit Agreement”).  The Credit Agreement was entered into on September 27, 2002, and was amended by the following: (i) the First Amendment to the Credit Agreement dated November 21, 2002, (ii) the Second Amendment to the Credit Agreement dated May 30, 2003, (iii) the Third Amendment to the Credit Agreement dated September 26, 2003; and (iv) the Fourth Amendment to the Credit Agreement dated August 25, 2004.  The Fifth Amendment amends the Credit Agreement to (i) extend the term of the Credit Agreement through November 29, 2006; and (ii) increase the maximum monthly facility amount to $40,000,000 for each August, September and October, and reduce the maximum monthly facility amount to $12,000,000 for every other month.  All other material terms of the Credit Agreement remain in full force and effect, without waiver or modification.

(2)           Directors’ Indemnification Agreements

On November 30, 2004, the Registrant entered into indemnification agreements (the “Indemnification Agreements”) with each director of Registrant, being the following: Lawrence Burstein, Henry DeNero, Brian P. Dougherty, Brian J. Farrell and James L. Whims (each referred to herein as a “Director”).  The Registrant’s Certificate of Incorporation provides indemnification to the full extent required or permitted by Delaware law; however, the Indemnification Agreements additionally provide the following benefits to each Director: (i) specific procedures for indemnification and the advance of expenses such as (a) time frames for the Registrant to respond to requests for indemnification and advancement of expenses, (b) internal corporate procedures for the determination of whether the Director is entitled to indemnification, (c) procedures for the determination of whether a Director is entitled to indemnification in the event of a change of control, and (d) clarity of remedies available to the Director if the Registrant denies indemnification or expense advances; (ii) a contractual right of indemnification; and (iii) a requirement that, to the extent the Registrant maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Registrant is required to cover each Director to the maximum extent of the coverage available for any director or officer of Registrant.  There is no term to the Indemnification Agreements and each Director’s rights thereunder continue after the Director ceases to serve the Registrant as a Director for so long as the Director shall be subject to any claim which is covered under the Indemnification Agreements.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to (i) statements with respect to the Credit Agreement; (ii) statements about the Indemnification Agreements; and (iii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: December 3, 2004	Edward K. Zinser, Chief Financial Officer and Executive Vice President